Exhibit 107
Ex-Filing Fees

Calculation of Filing Fee Tables

Form S-3
(Form Type)

PAR TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.02 par value per share	457(c)	13,732	$51.71(2)	$710,081.72	0.0001531	$108.71
Fees Previously Paid	Equity	Common Stock, $0.02 par value per share	457(c)	1,474,937	$72.71(3)	$107,242,669.27		$16,418.86(4)
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$107,952,750.99		$16,527.57
	Total Fees Previously Paid							$16,418.86
	Total Fees Offsets							N/A
	Net Fee Due							$108.71

(1)
The shares of common stock will be offered for resale by the selling stockholders named in the registration statement pursuant to the prospectus contained therein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement also covers such additional number of shares of common stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, with respect to the shares of common stock being registered pursuant to this registration statement.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $56.49 and low $46.93 sales prices of the registrant’s common stock on April 7, 2025, as reported on the New York Stock Exchange.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $74.35 and low $71.07 sales prices of the registrant’s common stock on January 2, 2025, as reported on the New York Stock Exchange, in connection with the initial filing of the registration statement on January 6, 2025.

(4)	Previously paid in connection with the initial filing of the registration statement on January 6, 2025.